                                                                    EXHIBIT 10.9



                    CHARTER PROGRAMMER AFFILIATION AGREEMENT


THIS AGREEMENT is made as of the 9th day of December, 1997, by and between Wink Communications, Inc., a California corporation ("Wink"), whose address is 1001 Marina Village Parkway, Alameda, CA 94501 and MTV Networks, a Delaware corporation ("Programmer"), whose address is 1515 Broadway, New York, NY 10036.

1.      GRANT OF LICENSE

1.1 Wink hereby grants to Programmer the non-exclusive license to use Wink ITV Studio, Wink ITV Broadcast Server, and Wink provided Server Modules version 1.0 and all updates (hereinafter collectively referred to as "Wink Software") to deliver interactive program(s) which utilize the vertical blanking interval ("VBI") or an MPEG private data stream provided concurrently with the corresponding video signal and are compliant with the Wink interactive communications application protocol- ("Interactive Programs") to all Programmer viewers in the continental United States, Alaska, Hawaii, and the US territories (the "Territory").

1.2 This License is not transferable by either party, nor may any rights hereunder be transferred, assigned or sub-licensed in whole or in part without the other party's prior written consent.

1.3 Programmer can only use the Wink software to provide Interactive Programs with the Programming Services defined in Exhibit A. Programmer must notify Wink in writing at least 30 days prior to commencing transmission of Interactive Programs with a Video Programming service. Programmer agrees to use best efforts to adhere to the specifications for the insertion of Interactive Programs provided in Exhibit A. Exhibit A may be amended from time to time by mutual agreement.

2.      TERM

2.1 The term of this Agreement shall commence on the date of execution of this Agreement and terminate two (2) years thereafter.

2.2 Programmer has the unilateral right to extend the Agreement once for an additional two years. Programmer agrees to provide Wink with notice of Programmer's decision to renew or to let the Agreement expire at least 30 days prior to the expiration of the then current term.

2.3 Programmer can elect to notify Wink of it's intent to terminate the later of December 31, 1998 or twelve (12) months from after the first airing of Programmer's Interactive Programs ("the Option Date") Programmer agrees that the option to terminate is only available until 30 days prior to the Option Date, and that Wink will receive at least 45 days notice before Programmer suspends the transmission of Interactive Programs.



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3.      INTEGRATION

3.1 Programmer will distribute the Interactive Programs with the national feed for the Programming Services defined in Exhibit A, or in the absence of a single national feed, through the feed with the largest household reception area in the country and on any additional feeds that reach at least 5% of Programmer's potential audience. Such distribution will take place through Programmer's national uplink or broadcast facilities, and is subject to Wink's deliver to Programmer of all components necessary to ensure the transmission of Interactive Programs.

3.2 Programmer and Wink agree to collaborate to enable the installation and integration of the Wink Software into Programmer's facilities, and to use commercially reasonable efforts to ensure the reliable transmission of the Interactive Programs. Programmer is responsible for providing all equipment necessary to run the Wink Software and to enable insertion of Interactive Programs into the appropriate video signals. Exhibit E provides a preliminary list of such equipment, and is subject to a final site visit by Wink's Operations department. Programmer will be presented with a final list of equipment no later than 21 days following the execution of this Agreement, subject to completion of the site visit. If such final list exceeds 5% of the cost set forth in Exhibit E, Wink agrees to pay for any overages in excess of such amount.

3.3 Programmer agrees to use reasonable efforts to commence transmission of Interactive Programs on the Programming Services on or before February 15, 1998. Notwithstanding the above, Wink acknowledges that Programmer projects a First Air Date of April 1, 1998. Wink understands and accepts that the First Air Date is contingent upon a successful installation of the Wink Software and associated hardware, upon completion of training of Programmer staff, and upon completion of design and test of the initial Interactive Programs for VH1 by the Producer provided by Wink. The First Air Date is also subject to Programmer obtaining certain third party rights on reasonable terms as described in 3.8 below.

3.4 Wink agrees to provide weekly reporting to Programmer of all response traffic generated by Programmer viewers and collected by Wink's Data Center. Programmer accepts Wink's terms for all other response traffic and reporting, as outlined in Exhibit B.

3.5 Beginning two weeks after the First Air Date for each Programming Service, Programmer agrees to air Interactive Programs for an average of [ * ] measured as an average over each calendar month. In addition, Programmer agrees to air Interactive Programs an additional [ * ] on the "VH1" Programming Service and an additional [ * ] for on the "Nickelodeon/Nick-at-Nite" Programming Service within 90 days of the First Air Date.

3.6     [     *     ]

----------------------

        * Confidential treatment has been requested with respect to certain portions of this exhibit pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portion shave been filed with the Commission.


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

3.7 Wink agrees to provide any technical staff resources necessary to (a) integrate the Wink Software with Programmers LMS master control system for purposes of automatic triggering of the timely delivery of Interactive Programs, based on Programmer's, Video Programming, and (b) support the development of Programmer's initial applications for both networks.

3.8 Wink acknowledges that the Video Programming may be broadcast under license from third parties, and that such third party licenses or the business relationship with such third parties may, in Programmer's reasonable judgment, either contractually prevent Programmer from providing Interactive Programs with respect to particular video programs, or cause Programmer to incur any additional rights costs, were Programmer to air Interactive Programs. Programmer agrees to use its reasonable commercial efforts to obtain rights to provide Interactive Programs in connection with the Video Programming at no cost such that the programming commitment defined in 3.4 above can be met. If, despite such efforts, Programmer's programming services, in Programmers sole and reasonable judgment, (i) are contractually prevented from providing Interactive Programs with a majority of the Video Programming, or (ii) will incur any additional rights costs caused by the airing of the Interactive Programs, or (iii) would endanger existing important business relationships with third parties who license programming to Programmer, Programmer may notify Wink in writing to this effect, and cease complying with section 3.4 30 days from the date of such written communication on a programming service by programming service basis. The parties further agree that the option described in this paragraph is available through the Option Date. Programmer understands that if it ceases to comply with 3.4 on the "VH1" programming service, Wink may withdraw the services of the resident Wink staffer at that time.

Notwithstanding section 3.8 above, Programmer agrees that it is responsible for payments to third party providers of Video Programming, music, news, images and other entities that hold rights which Programmer deems necessary to obtain to enable the airing of Interactive Programs. This shall not be deemed to include the Wink Software or other elements of the Wink system necessary to enable transmission of Interactive Programs.

4.      RATES AND DEPLOYMENT

4.1 Programmer agrees to provide Interactive Programs for the programming services described in Exhibit A, and subject to the programming commitment defined in 3.4 above.

4.2 Programmer agrees to remit the license fees and other payments as described in Exhibit C on a timely basis.

4.3 Programmer agrees to provide the Interactive Programs to any multi channel video operator in the Territory with whom Programmer already has an agreement for carriage of the MTV Networks services set forth herein ("System Operators") under the terms described in Exhibit D, and agrees that Wink may provide a copy of Exhibits A and D to any System Operator as evidence of Programmer's agreement to supply the Interactive Programs under such terms. Wink shall require System Operators to comply with the confidentiality provisions of section 12 below.



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

4.4 Programmer may choose to utilize other products and services of Wink (as set forth in Exhibits B or C) from time to time under this Agreement. These services will be extended by Wink to Programmer at the rates set forth therein; however, such prices shall at all times be extended on a most favored nations basis with regard to all other cable programmers utilizing such Wink services.

4.5 Wink agrees to extend certain license fee and installation terms described in Exhibit C to other programming services Owned and operated by Programmer or Programmer's parent company, Viacom. Such programming services must agree to the same minimum [*] programming commitment described in section 3.4. Wink is not obligated to provide [*] production or technical resources, or the termination provisions in sections 2.3 and 3.7 to such programming services

5.      PAYMENT TERMS

5.1 On or before the thirtieth (30th) day following each month throughout the term of this Agreement, Programmer shall remit to Wink all fees owed for licenses provided and services rendered in the previous month, according to the price schedules provided in Exhibit C.

5.2 Wink's failure, for any reason, to send an invoice for a particular monthly payment shall not relieve Programmer of its obligation to make any payment in a timely manner consistent with the terms of this Agreement.

6.      PROMOTION AND RESEARCH

6.1 The parties agree to issue a mutually-approved press release announcing this agreement on or before December 9, 1997. Wink will provide Programmer with a draft of this release by December 3, 1997.

6.2 Wink agrees to provide Programmer with notice within 30 days of new System Operators having enabled their subscribers to receive Programmer's Interactive Programs.

6.3 Wink agrees to actively promote and feature Programmer's Interactive Programs in Wink's marketing literature, during meetings with cable operators and the press, and during industry trade shows in a manner that is at least as favorable as the position granted other cable programmers, subject to Programmer's trademark guidelines and approval process attached hereto as Exhibit F. Wink's commitment to promote on such most favored nations basis does not prevent Wink from creating marketing materials, events or exhibits that highlight particular programming categories or partnerships. Wink will also use reasonable efforts to assist Programmer in achieving its marketing objectives in materials prepared by third parties, such as cable equipment manufacturers and cable operators. Programmer agrees to promote its participation as a charter Wink programmer to cable operators, and to serve as a press reference for Wink during the effective term of the agreement.



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6.4     Programmer agrees to use reasonable business efforts to cooperate with
        Wink and System Operators in promoting Programmer's Interactive Programs. Wink and System Operators may prepare marketing materials relating to the Interactive Programs and may use Programmer's name, logo and screen shots (collectively, "Programmer's Marks") from the Interactive Programs, provided that such materials are submitted to Programmer for review and approval prior to distribution subject to Programmer's trademark guidelines and approval process attached hereto as Exhibit F. Wink hereby acknowledges and agrees that, as between Wink and Programmer, Programmer is the sole owner of all right, title and interest in and to the Programmer's Marks, All uses of the Programmer's Marks shall inure to the benefit of Programmer. Upon any expiration or termination of this Agreement, Wink shall delete and discontinue all use of the Programmer's Marks. At no time during or after the term of this Agreement shall Wink challenge or assist others to challenge the Programmer's Marks or the registration thereof or attempt to assist another in the attempt to register any trademarks, marks or similar rights for marks the same as or confusingly similar to the Programmer's Marks.

6.5 Wink may, from time to time, undertake marketing tests and surveys, rating polls and other research in collaboration with Programmer. Programmer shall provide Wink with reasonable assistance at no cost to Programmer in conducting such research with respect to Programmer's viewers. Programmer agrees that Wink will have access to all such research regarding the deployment, launch, and usage of Wink service by Programmer viewers. Wink agrees to provide copies of final reports from such research activity to Programmer. Wink may only use such data or share it with third parties with Programmer's prior written approval.

6.6 Programmer understands and accepts that Wink will be providing reports on viewer usage and responses to the Interactive Programs to System Operator(s) for responses that originate from System Operator's subscribers, and to advertisers and other parties for responses that originate from Interactive Programs paid for or sponsored by such parties. Wink agrees that reports providing specific data regarding viewer responses to Programmer's Interactive Programs, including data on Wink viewer responses to advertising on Programmer's Programming Services, will not be made available to news and industry organizations, or other broadcast and cable networks, except in aggregated form that does not explicitly or implicitly identify Programmer or specific Programmer viewer data. Wink further agrees that Wink's provision of any data that identify individual viewers shall be limited to advertisers and other entities having contracted with Wink for the provision of such data to enable fulfillment of transactions or other individual viewer requests made via the Interactive Programs and that such disclosure shall be subject to applicable consumer privacy laws.

6.7 Programmer agrees that Wink may demonstrate Programmer's Interactive Programs in customer meetings, at industry trade shows, and in other meetings or venues deemed important by Wink.

7.      WARRANTIES AND REPRESENTATIONS

7.1     Wink hereby represents and warrants that:


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

        (i) the Wink Software (and subsequent revisions and upgrades to same provided by Wink to Programmer) will operate and perform in accordance with all published specifications with respect thereto as set forth in Wink's then current ICAP specification and other related documents. Programmer can obtain a copy upon written request.

        (ii) the terms contained herein for licensing of Wink software, provision of Wink services and Programmer's commitment for Interactive Programs are, as a whole, as favorable as any other similar agreement Wink has entered into or will enter into with other North American cable programming entities.

        (iii) it has all necessary rights and authority to execute and deliver this Agreement and perform its obligations hereunder;

        (iv) the Wink Software shall be free from defects and shall be error-free;

        (v) it shall dedicate sufficient resources to fulfill its obligations hereunder;

        (vi) the Wink Software (or any equipment, technologies, processes or components used in the Wink Software) does not and will not infringe any intellectual property rights of any third party;

        (vii) it will comply with all applicable laws, rules, regulations or court or administrative decrees to which it is subject;

        (viii) it is a corporation duly organized and validly existing under the laws of the State of California;

        (ix) Wink is under no contractual or other legal obligation which in any way interferes with it's ability to fully, promptly and completely perform hereunder.

7.2 Programmer represents and warrants to Wink that (i) Programmer is a corporation duly organized and validly existing under the laws of the State of Delaware; (ii) to the best of Programmer's knowledge Programmer has the requisite power and authority to enter in this Agreement and to fully perform its obligations hereunder; and (iii) to the best of Programmer's knowledge Programmer is under no contractual or other legal obligation which in any way interferes with its ability to fully, promptly and completely perform hereunder.

8.      INDEMNIFICATION

        Wink shall indemnify, defend and hold harmless Programmer, its parents, subsidiaries, and affiliates and their respective. officers, directors, employees and agents from and against any and all damages, liabilities, costs and expenses (including, without limitation, reasonable attorneys fees and amounts paid in settlement) they may suffer or incur which arises out of or as a result of any, claim, demand, action, suit or proceeding in which it is alleged that the Wink Software


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
        or any part thereof violates or infringes any patent or copyright or other intellectual property right of any third party or constitutes a misappropriation of any third party's trade secrets or as a result of any material breach of Wink's warranties, representations or undertakings hereunder.

9.      NOTICES

        All notices, statements, and other communications given hereunder shall be in writing and shall be delivered by facsimile transmission, personal delivery, certified mail, return receipt requested, or by next day express deliver, addressed, to the addresses provided in the first paragraph of this Agreement, and to the attention of:

               If to Wink:
               Vice President, Content

               If to Programmer:
               Senior Vice President
               MTV Networks Online and Interactive Services

        The date of such facsimile transmission, telegraphing or personnel delivery or the next day if by express delivery, or the date three (3) days after mailing, shall be deemed the date on which such notice is given and effective.

10.     TRADEMARKS

10.1 All rights, title and interest in and to the Wink Software or other rights, of whatever nature, related thereto shall remain the property of Wink. Further, Programmer acknowledges and agrees that all names, logos, marks, copyright notices or designations utilized by Wink in connection with the service are the sole and exclusive property of Wink, and no rights or ownership are intended to be or shall be transferred to Programmer.

10.2 All rights, title and interest in and to the Programmer's Marks or other rights, of whatever nature, related thereto shall remain the property of Programmer. Further, Wink acknowledges and agrees that all names, logos, marks, copyright notices or designations utilized by Programmer in connection with the service are the sole and exclusive property of Programmer, and no rights or ownership are intended to be or shall be transferred to Wink.

11.     CONFIDENTIALITY

        Each party agrees that it will not use, except in the performance of its obligations under this Agreement, and will not disclose or give to others, any of the other party's Confidential Information (as defined below). Without limiting the generality of the foregoing, each party will (i) restrict the disclosure of the other party's Confidential Information to those of its employees who require such information for purposes of performing its obligations hereunder, (ii) inform each such employee of the confidential nature of the information disclosed, (iii) prevent the use


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

        or disclosure by its employees of such Confidential Information, except as provided herein, and (iv) promptly notify the other party of any use or disclosure of the Confidential Information, whether intentional or not, which violates the provisions of this Paragraph 11. For purposes of this Agreement, the term " Confidential Information" means all technical, business and other information disclosed by one party to the other that derives economic value, actual or potential, from not being generally known to other persons, including, without limitation, technical and non-technical data, devices, methods, techniques, drawings, processes, computer programs, algorithms, methods of operation, financial data, financial plans, product plans, lists of actual or potential customers or suppliers, and Wink usage reports and viewer responses to Programmer's Interactive Programs (with the exception that Wink may provide such reports and individual viewer responses to the parties specifically permitted in paragraph 6.6 above) Confidential Information does not include information which does not constitute a trade secret under applicable law after the second anniversary date of the expiration of this Agreement. The parties agree to keep the terms of this Agreement confidential, but acknowledge that certain disclosures may be required by law. Programmer understands and acknowledges that Wink may provide copies of Exhibits A and D to System Operators.

12.     TERMINATION

12.1 Except as otherwise provided herein, neither Programmer nor Wink may terminate this Agreement except upon sixty (60) days prior written notice and then only if the other has made a misrepresentation herein or breaches any of its material obligations hereunder and such misrepresentation or breach (which shall be specified in such notice) is not or cannot be cured within sixty (60) days of such notice.

12.2 Notwithstanding the above, Wink will have the right to terminate this Agreement or all or any licenses granted herein if Programmer fails to comply with any of its material obligations, including but not limited to timely payment of license fees and other fees due Wink, under this Agreement. Should Wink elect to exercise this right to terminate for nonperformance, it must be done in writing specifically setting forth those items of nonperformance. Programmer will then have thirty (30) days from receipt of notification to remedy the items of nonperformance. Should Programmer fail to correct these items of nonperformance, then Wink may terminate this agreement and any license granted herein. Wink's termination of this Agreement shall be without prejudice to any other remedies Wink may have, including, Without limitation, all remedies with respect to the unperformed balance of this Agreement; provided, however, that if Programmer has not made payment of the fees or charges due hereunder and such nonpayment continues after thirty (30) days prior written notice by Wink, then Wink may terminate this Agreement or any license granted herein.

12.3 Upon expiration of the term (including any extensions thereof) of this Agreement or upon the termination of this Agreement or of any license granted hereunder for any reason, all rights of Programmer to use the Wink Software will Cease and Programmer will immediately (i) grant to Wink access to its business premises and the Wink Software and allow Wink to remove the Wink Software (which removal shall be done with as little disturbance as possible to


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
        Programmer's business operations), or Programmer shall return the Wink Software to Wink, at Programmer's discretion , (ii) purge all copies of all Wink Software from all computer processors or storage media on which Programmer has installed or permitted others to install such Wink Software, and (iii) when requested by Wink, certify to Wink in writing, signed by an officer of Programmer, that all copies of the Wink Software have been returned to Wink or destroyed and that no copy of any Product remains in Programmer's possession or under its control.

12.4 Programmer has the right to suspend the airing of Interactive Programs if the transmission interferes with the airing of Programmer's Video Programming or Wink fails to provide weekly reports regarding usage of Programmer's Interactive Programs, and may continue such suspension until Wink has resolved such problems to Programmer's satisfaction.

13.     INDEPENDENT CONTRACTOR

        The Parties hereto are independent contractors and nothing herein contained shall be construed to constitute a partnership or joint venture between them. Neither Wink or Programmer shall become bound by any representation, act or omission of the other.

14.     PROMOTIONAL MATERIALS/PRESS RELEASES

        Each Party will submit to the other Party, for its prior written approval, any marketing, advertising, press releases, and all other promotional materials which reference the other Party and/or its trade names, trademarks and service marks. Each Party shall solicit and reasonably consider the views of the other Party in designing and implementing such materials. Once written approval is obtained, the materials may be reused in the same manner until such approval is withdrawn in writing.

15.     SURVIVAL

        Sections 8, 10, 11 and 14 shall survive the completion, expiration, termination or cancellation of this Agreement

16.     GENERAL

The parties agree that in the event it is necessary to employ attorneys to enforce the terms of this Agreement, the prevailing party in any lawsuit shall be entitled to an award of reasonable attorneys' fees and court costs.

a) This Agreement may not be assigned without prior written mutual consent of Programmer and Wink.

b) This Agreement may be amended only by an instrument in writing, executed by Programmer and Wink.


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

c) This Agreement will be governed in all respects by the laws of the State of New York.

d) This Agreement represents the entire agreement between the parties and supersedes and replaces all prior oral and written proposals, communications and agreements with regard to the subject matter hereof between Programmer and Wink.



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IN WITNESS WHEREOF, the parties by their duly authorized representatives have entered into this Agreement as of the Effective Date.

WINK COMMUNICATIONS, INC.                       MTV NETWORKS

By: /s/ Maggie Wilderotter                      By: /s/ Eugene F. Quinn
    ----------------------------                    ----------------------------

Name: Maggie Wilderotter                        Name: Eugene F. Quinn
      ----------------------------                    --------------------------

Title: President & CEO                          Title: SVP
       ----------------------------                    -------------------------


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

EXHIBIT A; PROGRAMMING SERVICES

Description of Programming Services:


NAME                Start of Wink Video          ICAP   Virtual       Insertion
                    Program.      (A/D)          Loc.   Ch?           Point

VH1                 April 1, 1998 (*)Analog      TBD    No            New York
Nick/nick-at-nite   April 1, 1998 (*)Analog      TBD    No            New York

(*) Programmer agrees to exert reasonable efforts to commence the transmission of Interactive Programs by February 15, 1998.

"Video Programming": Any video programming airing on the above Programming Services, and chosen by Programmer for use with Interactive Programs.


Contact Information:

ISSUE                 ADDRESS               CONTACT(S)         PHONE /FAX/E-MAIL

Example:
Content refresh       111 Park Avenue       Stephen Jones      212-123-4567
                      New York, NY 10001  Director, Enhanced   212-765-4321
                                            Broadcasting       Jones@network.com

Actual Contact Info:



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

EXHIBIT B; WINK RESPONSE CENTER SERVICES

Polls by Zip Code-Report Only       [     *     ]

1-100,00 transactions/mo.           [     *     ]
100,000 transactions/mo.            [     *     ]

Polls by System-Report Only


1-250,00 transactions/mo.           [     *     ]
251,000 transactions/mo.            [     *     ]


1. Minimum monthly charges per application include UIC (Universal ICAP code) registration.
2. All volume price breaks are based on total monthly transaction volume by advertiser registering for the Wink Response Network service. The price breaks are based on the "average" for the month. That is, the lowest price applies to all transactions for the month.

PURCHASE AND REQUEST TRANSACTION FEES INCLUDE/EXCLUDE:

1. Daily name & address lists delivered by fax, email, or electronic FTP or mailbox.
2.      UIC and application registration.
3.      Standard report showing number of responses per day per ad per city.
4. Viewer credit card information if it is "on file" with the WRS. If not, for the extra [ * ], Wink will mail a "purchase confirmation" to the viewer to add the credit card, and provide a list of viewers who did not supply their credit card.
5.      Interface to standard EDI VAN for [ * ].

FULFILLMENT EDI/API

-       Standard interface set-up fee              [     *     ]
-       Non-standard Interface                     [     *     ]
-       Interface License/Maintenance fee          [     *     ]

SET UP FEES-RESPONSE SERVICES

-       Advertiser                                 [     *     ]
-       Content Provider                           [     *     ]

REPORT GENERATION FEES                             [     *     ]

RESPONSE DATA CENTER PRODUCTS

-       Purchase confirmation mailer               [     *     ]
-       List of responders who do not respond to
        purchase confirmation mailers              [     *     ]
-       Branded envelope                           [     *     ]
-       Advertiser/Programmer Purchase Points Club [     *     ]


----------------------

        * Confidential treatment has been requested with respect to certain portions of this exhibit pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portion shave been filed with the Commission.


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

EXHIBIT C; WINK SOFTWARE AND SERVICES PRICING

All on-going fees are due the first of the month. The installation and integration fees are due upon Programmer's acceptance of the installation of the Broadcast Server, and transmission and receipt by Wink testers of one nationally inserted test application defined by Wink ("First Air Date"). Technical acceptance shall not be unreasonably withheld. License fees commence on the first of the 13th month following the First Air Date.


                                     On-going
                                      Or One-       First Year   First Year    Yr. 2 & 3    Total 3-yr
                                       Time         Price (Per      Price      Price (Per    Charter
                                      Costs           Month)       (Total)       Month)       Price
Broadcast Server                     On-going     [     *     ][     *     ] [     *     ][     *     ]
Server Modules                       On-going     [     *     ][     *     ] [     *     ][     *     ]
Tech Support                         On-going     [     *     ][     *     ] [     *     ][     *     ]
Subtotal                             On-going     [     *     ][     *     ] [     *     ][     *     ]
Server hardware (1)                  One-time     [     *     ][     *     ] [     *     ][     *     ]
2 Data insertion units               One-time     [     *     ][     *     ] [     *     ][     *     ]
Installation and integration (2)     One-time     [     *     ][     *     ] [     *     ][     *     ]
Studio and Server Studio seat        One-time     [     *     ][     *     ] [     *     ][     *     ]
license (3)
Studio/Server training (3x2days)     One-time     [     *     ][     *     ] [     *     ][     *     ]
SUBTOTAL                             ONE-TIME     [     *     ][     *     ] [     *     ][     *     ]
TOTAL                                BOTH         [     *     ][     *     ] [     *     ][     *     ]

(1)     includes server, monitor, cables, connectors, modem for remote dial in
(2) The above pricing for Installation and Integration covers all work necessary to enable scheduling and transmission of program enhancements based on Wink Studio templates. It does not cover detailed integration with Programmer's ad insertion system for the purpose of enabling enhancements to spot advertising.
(3)     5-seat licenses for both

OPTIONAL SOFTWARE AND SERVICES

BROADCAST SERVER, SERVER MODULE, TECH SUPPORT FOR OTHER PROGRAMMING SERVICES (NOTE A):
MTV and TV Land                         - same pricing as VH1 and
                                          Nick/Nick-at-Nite
Other MTVN programming services         - same, except first year fees = [ * ]
Comedy Central, Viacom program services - same, except first year fees = [ * ]

HARDWARE AND INSTALLATION FEES FOR OTHER PROGRAMMING SERVICES (NOTE A):

MTV and TV Land                         - [ * ]
Other MTVN programming services         - same as MTV and TV Land
Comedy Central, Viacom program services - same as VH1 and Nick/Nick-at-Nite
Note A: if launched within 12 months of First Air Date, US program services only


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
Custom interface work (ad insertion and traffic systems, etc.)   [     *     ]
Phone training and consulting beyond standard package            [     *     ]
Application development                                          [     *     ]
Travel expenses are billed separately at cost




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



EXHIBIT D; PROGRAMMER'S TERMS FOR CARRIAGE OF INTERACTIVE PROGRAMS

Programmer:                  MTV Networks

Programming Services:        VH1 and Nickelodeon/Nick-at-Nite

This Agreement sets forth the terms and conditions for the national distribution of Wink ITV Applications ("Interactive Programs" ) to any multi channel video operator in the United States or Canada with whom Programmer already has an agreement for carriage of the MTV Networks services set forth herein("System Operator).

1. BACKGROUND

Programmer has created one or more Interactive Programs which are compliant with the Wink Communications, Inc. ("Wink") interactive communications application protocol. The Interactive Programs are transmitted by Programmer using either the vertical blanking interval ("VBI") of the corresponding video signal, or using MPEG private data streams provided concurrently with the corresponding video signal(s).

System Operator distributes one or more of Programmer's signals through one or more of the following: cable, satellite and MMDS (wireless cable).

2. EFFECTIVE DATE AND TERM

The term of this Agreement shall commence on the date of Programmer's execution of this Agreement and terminate three (3) years thereafter, unless Programmer and Wink terminate their Charter Programmer Affiliation Agreement in accordance with the terms of that agreement.

This Agreement will automatically renew for one year periods unless either party notifies the other at least 90 days prior to the end of the then current term of that party's intent not to renew.

3. INTEGRITY OF INTERACTIVE PROGRAMS

Programmer will ensure that the Interactive Programs meet Wink's criteria for Wink compliant applications (See Attachment 1). Programmer agrees that each Interactive Program shall have been either successfully tested by Programmer or certified as compliant by Wink prior to the Delivery to System Operator for distribution.

Programmer understands that failure to meet the above criteria could result in System Operator suspending the distribution of one or more Interactive Programs until such time as all Interactive Programs are certified by Wink to be in compliance.



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

4. DISTRIBUTION

Programmer hereby grants System Operator a non-exclusive license to distribute the Interactive Programs delivered in the VBI or MPEG of Programmer's video signal. Programmer agrees that each Interactive Program shall have been either successfully tested by Programmer or certified as compliant by Wink prior to the Delivery to System Operator for distribution, and shall bear any associated costs of such testing.

Programmer agrees not to charge System Operator fees associated with Interactive Programs for the term of this Agreement. Likewise, System Operator agrees that no fees or charges will be due from carriage or retransmission of the Interactive Programs as provided for hereunder.

Programmer will provide System Operator written notice at least 30 days prior to discontinuing national transmission of all Interactive Programs.

It is a condition of System Operator's right to carry the Interactive Programs that System Operator shall distribute Programmer's Interactive Programs without modification, and that System Operator may not modify or enhance any VBI lines described in Exhibit A. Programmer agrees that System Operator may copy the Interactive Programs for simultaneous transmission in different encoding formats other than what Programmer currently uses including but not limited to, other VBI formats, out of band channels, and MPEG2 private data streams; provided such Interactive Programs are presented together with the original corresponding video to System Operator's subscribers, and that such copying is done to enable System Operator's subscribers to properly receive and display the Interactive Programs on their set top box or television set.

System Operator can, if permitted in Exhibit A, locally insert Interactive Programs as instructed by Programmer. System Operator is solely responsible for any costs associated with such local insertion. Programmer will notify System Operator of changes to any such permissions through amendments to Exhibit A provided at least 30 days prior to the effective date of such requirements. System Operator may suspend transmission of the Interactive Program during the insertion by System Operator of local advertising avails as authorized in any separate agreements between Programmer and System Operator.

5. RESPONSE NETWORK

Programmer agrees to utilize the Wink Response Network for two-way Interactive Programs. Programmer also agrees to use Wink Communication's standard scripts and guidelines for response applications.

6. MARKETING MATERIALS

System Operator may prepare marketing materials relating to the Interactive Programs and may use Programmer's name, logo, and screen shots from the Interactive Programs in such marketing materials, provided that such materials are submitted to Programmer for review and approval prior to distribution. Programmer's approval of such marketing materials shall not be unreasonably withheld or delayed.



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                                      -17-

7. SCOPE

This Agreement does not interfere with or negate other Agreements between Programmer and System Operator. This Agreement represents all of the terms and conditions for Programmer providing Interactive Programs. This Agreement may be updated from time to time only by express written consent of Programmer.

PROGRAMMER

By: /s/ Eugene F. Quinn
    -----------------------------------
Name: Eugene F. Quinn
      ---------------------------------
Title: Senior Vice President
       --------------------------------
Date: 12/12/97
      ---------------------------------


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

EXHIBIT D, ATTACHMENT 1: CRITERIA FOR WINK COMPLIANT APPLICATION

- All applications must be registered and contain a unique universal ICAP code (UIC) prior to being broadcast.

- Registered applications have passed a standard set of tests which validate:

        - that the application can be delivered through the VBI or MPEG private data stream, will arrive as appropriate, and can be decoded in the Wink engine.

        -      that the application does not generate error messages.

        -      that the application receives scheduled updates, if applicable.

        -      that the application passes minimum acceptable latency standards.

        - that the application does not cause System Operator technical or operational problems.

        - that the application, if two-way, generates the appropriate routing address and usage data.



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                                      -19-

EXHIBIT E; PRELIMINARY EQUIPMENT LIST


Wink Broadcast Server and Server Modules

- Sun Ultra, with 64MB RAM, 1 GB+ hard disk, Solaris 2.4 or 2.5, CD-ROM, Ethernet connection to Programmer's LAN, dial-up modem, tape or other backup mechanism
-       2 Norpak TES-3 VBI data inserters with VBI software modules
- LAN/serial connections to master control system, ftp site (for data), other hardware as necessary

Wink Studio, Server Studio and Broadcast Server remote GUI

- Pentium Windows PC with 16MB+ RAM, 1 GB+ hard disk, 1024x768x256 color graphics, 17"+ monitor, Ethernet connection to enable electronic delivery of applications to the WBS, Internet access to enable electronic access to Wink's Data Center

Test equipment

-       GI CFT-2200 set top box, marketing firmware
-       High grade video source (Beta SP or better)
-       Coax Modulator

Optional (TBD)

-       Annex Terminal Server for additional serial ports


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                                      -20-

                                    EXHIBIT F
                              TRADEMARK GUIDELINES


Pursuant to the Agreement, Programmer has granted to Wink the non-exclusive right to use the Programmer name, trademark and logo as provided by Programmer (the "Mark") solely in connection with this Agreement. Wink will not use the Mark in any other manner other than as authorized herein.

1. All proprietary rights, title, interest and control of the Mark, including any goodwill or other value generated in connection with the use of the Mark, in the Territory, shall at all times rest with Programmer, but Programmer does not thereby acquire any interest in Wink's business or revenues derived from that business. At no time shall Wink attempt to register the Mark or other materials identical, substantially similar to, or likely to cause confusion with Programmer's Mark. Wink shall comply with all reasonable requirements of Programmer for legal, creative or artistic reasons in connection with the use of the Mark in order to enable Programmer to protect and ensure consistency in the use of the Mark. Wink shall at all times use its reasonable endeavors to monitor any other unauthorized uses or misuses ("infringements") of the Mark, and shall promptly notify Programmer of any such infringements it discovers. Wink agrees to use reasonable efforts and cooperate with Programmer, upon Programmer's request and at Programmer's expense, in terminating infringing or unauthorized or wrongful uses of the Mark and undertakes to furnish any documentary evidence or evidentiary materials which Programmer may reasonably require for the purpose of terminating such uses. In addition, Wink undertakes to use its reasonable efforts to assist and cooperate with Programmer, at Programmer's expense, in the prosecution of any lawsuits, legal actions or other proceedings which, in the opinion of Programmer, are necessary or advisable to protect the Mark. The expense of such proceedings shall be borne by Programmer. The right to protect the Mark, as well as the right to determine in all respects the manner of protection, shall at all times rest exclusively with Programmer.

        As between Programmer and Wink, all proprietary right, title and interest, including, but not limited to copyright in the Mark shall rest exclusively with Programmer.

2. Wink acknowledges that Programmer is the owner of the Mark and of all ideas, concepts, trademark and copyrights in copyrightable subject matter comprised in the Mark. It is understood and agreed that Wink shall not acquire and shall not claim any title to the Mark by virtue of the license granted to Wink or through Wink's use of the Mark, the parties agreeing that all use of the Mark by Wink shall inure for the benefit of the Programmer. Wink will reasonably undertake to execute any instruments, acknowledgments, assignments or similar documents Programmer reasonably deems necessary or advisable to confirm or effectuate Programmers ownership of said subject matter. Wink further acknowledges the validity of the Mark and of Programmer's other trademarks or materials, and agrees not to institute or participate in any proceedings which challenge the validity of such Mark and/or other trademark or materials, or of Programmers ownership thereof.


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                                      -21-

3. Wink will not use the Mark to disparage Programmer, its products or services, or promotional goods or for products which, in Programmers reasonable judgment, may diminish or otherwise damage Programmers goodwill in the Mark, including but not limited to uses which, could be deemed to be obscene, pornographic, excessively violent, or otherwise in poor taste or unlawful, or which purpose is to encourage unlawful activities. Wink will not imitate the Mark in any of Wink materials, including advertising, product packaging, and promotional materials and press materials.

4. Wink shall obtain written consent for any advertising, promotions and press releases using Programmer's Mark. Programmer shall use all reasonable efforts to provide approval/comments on any submitted advertising and promotions within three (3) business days or in less time as the circumstances reasonably warrant.


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                                      -22-